As filed with the Securities and Exchange Commission on November 20, 2002

                                                      Registration No. 333-55050

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                   TO FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ACTRADE FINANCIAL TECHNOLOGIES LTD.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                       04-2052042
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                       Identification No.)


7 PENN PLAZA, SUITE 422, NEW YORK, NY                     10001
(Address of Principal Executive Offices)                (Zip Code)


                       ACTRADE FINANCIAL TECHNOLOGIES LTD.
                             2001 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                ELIZABETH MELNIK
                                    SECRETARY
                       ACTRADE FINANCIAL TECHNOLOGIES LTD.
                             7 PENN PLAZA, SUITE 422
                               NEW YORK, NY 10001
                     (Name and Address of Agent For Service)

                                 (212) 563-1036
          (Telephone Number, Including Area Code, of Agent For Service)


                                    Copy to:


                              Leonard Chazen, Esq.
                               Covington & Burling
                           1330 Avenue of the Americas
                               New York, NY 10019
                            Telephone: (212) 841-1000
                            Telecopy: (212) 841-1010


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                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-8 (Registration No. 333-55050) (the "Registration Statement"), Actrade Financial Technologies Ltd. (the "Company") registered an aggregate of 5,000,000 shares of its Common Stock, $0.0001 par value per share ("Common Stock"), to be issued in connection with the Company's 2001 Stock Option Plan.

         The Registrant will no longer be offering securities under the Registration Statement. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all shares of Common Stock registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Somerset, State of New Jersey, on this 20th day of November, 2002.


                                   ACTRADE FINANCIAL TECHNOLOGIES LTD.


                                   By:  /s/ Joseph P. D'Alessandris
                                        ---------------------------------------
                                        Joseph P. D'Alessandris
                                        Chief Financial Officer